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                                                                     EXHIBIT 4.8

                         REGISTRATION RIGHTS AGREEMENT



     THIS REGISTRATION RIGHTS AGREEMENT, dated July 29, 1996, is between IDEX CORPORATION, a Delaware corporation with its principal place of business at 630 Dundee Road, Suite 400, Northbrook, Illinois 60062 ("IDEX") and MITCHELL H. SARANOW, an individual residing at 860 Auburn Road, Winnetka, Illinois 60093 (the "Holder").

                                   RECITALS:

     A. IDEX, FMI Management Company, an Illinois corporation and wholly-owned subsidiary of IDEX, the Holder and The Saranow Company entered into an Agreement and Plan of Merger dated July 26, 1996 (the "Merger Agreement"), pursuant to which FMI Management Company has merged with and into The Saranow Company and IDEX has delivered to the Holder 75,700 shares of Common Stock of IDEX (the "IDEX Shares").

     B. It is a covenant of the Merger Agreement that the IDEX Shares delivered to the Holder be registered for sale by IDEX under the Securities Act of 1933 (the "Act").

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and in the Merger Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, IDEX and the Holder hereby agree as follows:

     1. Transfer Restrictions. The Holder acknowledges that the IDEX Shares have not been registered under the Act or any applicable state securities laws and the Holder agrees not to sell, pledge, hypothecate, transfer or otherwise dispose of (collectively "Transfer") any of the IDEX Shares unless such shares are first registered under the Act or such Transfer is exempt from registration and IDEX is furnished evidence reasonably satisfactory to it of such exemption.

     2. Mandatory Registration. Within ninety (90) days following the date of this Agreement, IDEX shall use its best efforts to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") under the Act on an appropriate form to register all of the IDEX Shares for sale under the Act. Except as otherwise provided in this Agreement, IDEX shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable after it is filed; provided, however, that the effective date may be delayed with the consent of the Holder, which consent may not be unreasonably withheld. IDEX shall maintain the effectiveness of the Registration Statement until first to occur of (a) the sale by the Holder of




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all IDEX Shares, (b) the second anniversary of this Agreement or (c) the expiration of such lesser holding period provided in Rule 144, if such rule is amended, at which time IDEX shall have the right to de-register the IDEX Shares. Upon notification to the Holder that the Registration Statement is not effective or otherwise may not be used for resale by the Holder (a "Notice of Ineffectiveness"), the Holder shall be prohibited from selling the IDEX Shares pursuant to the Registration Statement until IDEX has provided notification to the Holder that the Registration Statement is again available for use by the Holder, which notification shall be provided as soon as the Registration Statement is again available for use. IDEX shall use all reasonable efforts to maintain the effectiveness of the Registration Statement and to minimize any period during which the Holder may not use the Registration Statement.

     3. Cooperation with IDEX. The Holder shall cooperate with IDEX in all reasonable respects in connection with this Agreement, including timely supplying all information reasonably requested by IDEX and executing and returning all documents reasonably requested by IDEX in connection with the registration and sale of the IDEX Shares.

     4. Registration Procedures. In connection with the registration of the IDEX Shares under the Act, IDEX shall (except as otherwise provided in this Agreement), as expeditiously as possible:

        (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by the Registration Statement;

        (b) furnish to the Holder such copies of a prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the IDEX Shares;

        (c) use its best efforts to register and qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the public sale or other disposition of the IDEX Shares in such jurisdictions, except that IDEX shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;


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        (d) use its best efforts to list such securities on any securities exchange on which any securities of IDEX are then listed; and

        (e) notify the Holder at any time when a prospectus relating thereto covered by such Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     5. Expenses. All expenses incurred in any registration of the IDEX Shares under this Agreement shall be paid by IDEX including, without limitation, printing expenses, fees and disbursements of counsel for IDEX, expenses of any audits to which IDEX shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the IDEX Shares under federal and state securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions; provided, however, that IDEX shall not be liable for (a) any discounts or commissions to any underwriter (unless such discounts and commissions are payable by reason of IDEX's desire to include the IDEX Shares in an underwritten public offering that includes shares being sold for the account of IDEX); (b) any stock transfer taxes incurred with respect to the IDEX Shares sold in the offering or (c) the fees and expenses of counsel for the Holder.

     6. Indemnification.

        (a) Company Indemnity. Without limitation of any other indemnity provided to the Holder, to the fullest extent permitted by law, IDEX shall indemnify and hold harmless the Holder, its affiliates, its counsel, officers, directors, shareholders and representatives, any underwriter (as defined in the Act) for the Holder, and each person, if any, who controls the Holder or any such underwriter (within the meaning of the Act or the Securities Exchange Act of 1934 (the "Exchange Act")), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or any other federal or state law, and IDEX shall reimburse the Holder, its affiliates, counsel, officers, directors, shareholders and underwriters, and controlling persons thereof, for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that IDEX shall


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not be liable to the Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, its affiliates, counsel, officers, directors, shareholders or representatives, or any controlling person thereof.

         (b) Holder Indemnity. Without limitation of any other indemnity provided to IDEX, to the fullest extent permitted by law, the Holder shall indemnify and hold harmless IDEX, its affiliates, its counsel, officers, directors, shareholders and representatives, any underwriter (as defined in the Act) for IDEX, and each person, if any, who controls IDEX or any such underwriter (within the meaning of the Act or the Exchange Act), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or any other federal or state law, and the Holder shall reimburse IDEX, its affiliates, counsel, officers, directors, shareholders and underwriters, and controlling persons thereof, for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or in any amendments or supplements thereto, to the extent provided by the Holder to IDEX in writing expressly for use in connection with the registration of the IDEX Shares or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements so provided therein not misleading.

        (c) Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action) such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section deliver to the indemnifying party a written notice of commencement thereof and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of the commencement of the action, or (iii) such indemnified party shall have been advised by counsel that there may be defenses available to it which are different from or additional to those available to the indemnifying party, in any of which events such fees and


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expenses of additional counsel shall be borne by the indemnifying party.
The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

         (d) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relevant fault of the indemnifying party on the one hand and indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to the Holder of the IDEX Shares sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of the IDEX Shares).

     7. Survival of Indemnity. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of the IDEX Shares by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

     8. Notices. Unless otherwise provided in this Agreement, any notice, request, instruction or other communication to be given hereunder by any party to the other shall be in writing and (a) delivered personally, (b) mailed by certified mail, postage prepaid (such mailed notice to be effective four days after the date it is mailed) or (c) sent by facsimile transmission, with a confirmation sent by way of one of the above methods, as follows:



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     If to the Holder addressed to:


                        Mitchell H. Saranow
                        860 Auburn Road
                        Winnetka, Illinois 60093
                        Telephone:  (847) 501-3045
                        Telecopier: (847) 501-3049

     With a copy to:

                       Sidley & Austin
                       One First National Plaza
                       Suite 4000
                       Chicago, Illinois 60603
                       Attn:  John J. Sabl, Esq.
                              Steven Sutherland, Esq.
                       Telephone:(312) 853-7567
                       Telecopier:(312) 853-7036

     If to IDEX, addressed to:

                       IDEX Corporation
                       630 Dundee Road, Suite 400
                       Northbrook, Illinois 60062
                       Attn:  Donald N. Boyce
                              Wayne P. Sayatovic
                       Telephone:   (847) 498-7070
                       Telecopier:  (847) 498-9123

     With a copy to:

                       Hodgson, Russ, Andrews, Woods & Goodyear
                       Attn: Richard E. Heath, Esq.
                             David V.L. Bradley, Esq.
                             Frank J. Notaro, Esq.

                       1800 One M & T Plaza
                       Buffalo, New York 14203
                       Telephone:  (716) 856-4000
                       Telecopier: (716) 849-0349



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     and:

          Latham & Watkins
          Attn:  Mark Stegemoeller
          Sears Tower, Suite 5800
          Chicago, Illinois 60606
          Telephone:   (312) 876-7700
          Telecopier:  (312) 993-9767

Any party may designate in a writing to any other party any other address or telecopier number to which, and any other Person to whom or which, a copy of any such notice, request, instruction or other communication should be sent.

     9. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of IDEX and the Holder. The Holder shall have the right to assign to any permitted transferee of the IDEX Shares his rights under this Agreement.

    10. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of IDEX and the Holder. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other rights, power or remedy.

    11. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and same instrument.

    12. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois, without giving effect to conflicts of law principles.

    13. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

    14. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.


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     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.


                             IDEX CORPORATION


                             By /S/ Wayne P. Sayatovic
                               ----------------------------
                                   Wayne P. Sayatovic
                                   Vice President



                             /S/   Mitchell H. Saranow
                             ------------------------------
                                   Mitchell H. Saranow